Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (333-202073) on Amendment No. 1 to Form S-3 of Ascent Solar Technologies, Inc. of our report dated March 18, 2015, relating to our audits of the financial statements, which appears in the Annual Report on Form 10-K of Ascent Solar Technologies, Inc. for the year ended December 31, 2014.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ HEIN & ASSOCIATES LLP

Hein & Associates LLP

Denver, Colorado
March 18, 2015